                                                                  Exhibit (d)(7)

                              Amended and Restated
                                   Schedule A
                                     to the
                         Investment Advisory Agreement
                                    Between
                            First Focus Funds, Inc.
                                      and
                          First National Bank of Omaha
                            Dated December 20, 1994

Name of Company                  Compensation*                         Date
---------------                  -------------                         ----
First Focus Core Equity Fund     Annual rate of seventy-five           December 20, 1994
                                 one-hundredths of one percent
                                 (.75%) of the average daily net
                                 assets of such Company

First Focus Short/Intermediate   Annual rate of fifty one-hundredths   December 20, 1994
Bond Fund                        of one percent (.50%) of the
                                 average daily net assets of such
                                 Company

First Focus Small Company Fund   Annual rate of eighty-five            December 5, 1995
                                 one-hundredths of one percent
                                 (.85%) of the average daily net
                                 assets of such Company

First Focus Income Fund          Annual rate of sixty one-hundredths   March 9, 2001
                                 of one percent (.60%) of the
                                 average daily net assets of such
                                 Company

First Focus Nebraska Tax-Free    Annual rate of seventy                March 9, 2001
Fund                             one-hundredths of one percent
                                 (.70%) of the average daily net
                                 assets of such Company

First Focus International Fund   Annual rate of one percent (1.00%)    April 15, 2002
                                 of the average daily net assets of
                                 such Company

First Focus Large Cap Growth     Annual rate of ninety                 July 1, 2007
Fund                             one-hundredths of one percent
                                 (.90%) of the average daily net
                                 assets of such Company

FIRST FOCUS FUNDS, INC.                         FIRST NATIONAL BANK OF OMAHA

By:                                             By:
    ---------------------------                     ---------------------------
Name:                                           Name:
      -------------------------                       -------------------------
Title:                                          Title:
       ------------------------                        ------------------------

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* All fees are computed daily and paid monthly.